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                                                                  EXHIBIT (a)(3)

                                 CITIZENS FUNDS
                          Establishment and Designation
                                   of Classes

The Trustees of Citizens Funds, a Massachusetts business trust (the "Trust"), acting pursuant to the Trust's Declaration of Trust, as amended and restated (the "Declaration"), have previously established and designated classes of shares of beneficial interest ("Shares") of certain series of the Trust, and hereby amend and restate this Establishment and Designation of Classes to read as follows:

1. (a) The Shares of the Citizens Core Growth Fund, Citizens Emerging Growth Fund, Citizens Small Cap Core Growth Fund, Citizens Value Fund, Citizens Global Equity Fund, Citizens International Growth Fund, Citizens Income Fund and Citizens Money Market Fund have been designated Standard Class shares, Administrative Class shares and Institutional Class shares.

   (b) The Shares of the Citizens Balanced Fund, Citizens Ultra Short Bond Fund, Citizens 300 Fund and Citizens Investment Grade Bond Fund are designated Standard Class shares, Administrative Class shares and Institutional Class shares.

   (c) The Shares of the Citizens Government Obligations Fund and Citizens Prime Money Market Fund have not been divided into classes.

2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration.

3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

4. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class.

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   IN WITNESS WHEREOF, the undersigned have executed this instrument as of the
17TH day of February, 2003.

/s/ Judy Belk                              /s/ Walter D. Bristol, Jr.
------------------------------------       -----------------------------------
Judy Belk                                  Walter D. Bristol, Jr.
As Trustee and Not Individually            As Trustee and Not Individually

/s/ Sophia Collier                         /s/ Jeannie H. Diefenderfer
------------------------------------       -----------------------------------
Sophia Collier                             Jeannie H. Diefenderfer
As Trustee and Not Individually            As Trustee and Not Individually

/s/ Pablo S. Eisenberg                     /s/ Orlando Hernandez
------------------------------------       -----------------------------------
Pablo S. Eisenberg                         Orlando Hernandez
As Trustee and Not Individually            As Trustee and Not Individually

/s/ Mitchell A. Johnson                    /s/ Martha S. Pope
------------------------------------       -----------------------------------
Mitchell A. Johnson                        Martha S. Pope
As Trustee and Not Individually            As Trustee and Not Individually